Exhibit 99.2(k)(iii)


                 SELLING AND INVESTOR SERVICING AGREEMENT FOR
                          ASA HEDGED EQUITY FUND LLC
                          ASA DEBT ARBITRAGE FUND LLC
                      ASA MARKET NEUTRAL EQUITY FUND LLC
                         ASA MANAGED FUTURES FUND LLC


TO:   PFPC DISTRIBUTORS, INC.
      760 Moore Road
      King of Prussia, PA  19406


FROM:
____________________________________
Name of Firm
____________________________________
Address of Principal Office
____________________________________
City, State, Zip Code


Ladies and Gentlemen:

For the mutual promises contained herein and other good and valuable consideration, we enter into this Agreement with you for the sale of the beneficial interests (the "Interests") of the ASA HEDGED EQUITY FUND LLC, ASA DEBT ARBITRAGE FUND LLC, ASA MARKET NEUTRAL EQUITY FUND LLC, and ASA MANAGED FUTURES FUND LLC (each, the "Fund") of which you are the Distributor and whose Interests are offered at the net asset value next determined after a purchase order is effective (the "Current Offering Price"). Upon acceptance of this Agreement by you, we understand that we may offer and sell Interests of the Fund subject, however, to all of the terms and conditions hereof and to the Fund's right, without notice, to suspend or terminate the sale of Interests.

1. We understand that we will be compensated by you as set forth in the applicable current Prospectus for each Fund for services that we provide pursuant to this Agreement. The term "Prospectus" herein refers to the prospectus on file with the Securities and Exchange Commission (the "SEC") which is part of the registration statement of the Fund under the Securities Act of l933, as amended. We acknowledge that any compensation paid to us is subject to all rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

2. We desire to make the Interests available to our customers and you will confirm transactions in accordance with the terms and conditions set forth herein.

     a. The customers in question are for all purposes our customers and not your customers. You shall execute our transactions for each of our customers only upon our authorization; it being understood in all cases that (i) we are acting as the agent for the customer; (ii) as between us and the customer, the customer will have beneficial ownership of the securities; (iii) each transaction is initiated solely upon the order of the customer; (iv) each transaction shall be executed by the Fund only upon receipt of instructions from us acting as agent for our customer, and (v) each transaction is for the account of the customer and not for our account. We represent and warrant that we will have the full right, power and authority to effect transactions in Interests on behalf of all customer accounts provided by us to the transfer agent of the Fund as such term is defined in the Prospectus of the Fund (the "Transfer Agent"). We shall be responsible for opening and approving and monitoring customer accounts, all in accordance with applicable law.

     b. All orders for the purchase of Interests during the initial offering period shall be executed at the initial public offering price per Interest as set forth in the Prospectus. All orders for the purchase of Interests during the continuous offering period shall be executed at the then Current Offering Price. All requests for repurchase of Interests shall be executed at


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          the net asset value per Interest as determined on the valuation date for the repurchase offer, as set forth in the Prospectus of the Fund or the applicable tender offer notice, as the case may be. We acknowledge that the Interests are not subject to a front-end sales load. If we charge our customers a purchase fee, we agree that we will disclose such fee in writing to our customers.

     c. We expressly acknowledge and understand that Interests will not be repurchased by either the Fund (other than through repurchase offers or tender offers from time to time) or you and that no secondary market for the Interests exists currently or is expected to develop. We also expressly acknowledge and agree that, in the event our customer cancels their order for Interests after confirmation, such Interests may not be repurchased, remarketed or otherwise disposed of by or through you. ANY REPRESENTATION AS TO A REPURCHASE OFFER OR A TENDER OFFER BY A FUND, OTHER THAN THAT WHICH IS SET FORTH IN ITS THEN CURRENT PROSPECTUS OR THE REPURCHASE OFFER NOTICE, IS EXPRESSLY PROHIBITED.

     d. We expressly acknowledge and agree that Interests may only be offered to "Qualified Clients" as such term is defined in the Investment Advisors Act of 1940. Interests may not be purchased by nonresident aliens, foreign corporations foreign partnerships, foreign trusts or foreign estates, each as defined in the Internal Revenue Code of 1986, as amended. We agree that we shall obtain for each customer a certification from the customer that it meets all of the requirements for investment in the Fund, the form of which certification is attached to this agreement. We shall be solely responsible obtaining such certification and performing whatever due diligence we deem necessary for ensuring that we are making offers only to Qualified Clients. We acknowledge and understand that you have no relationship with our customers and shall not be responsible for determining that our customers are Qualified Clients or that an investment in the Fund by any of our customers is suitable for such customer.

     e. We will provide the following support services to customers who may from time to time beneficially own Interests of the Fund: (i) handling customer inquiries regarding the Fund; (ii) assisting in the enhancement or relations and communications between customers and the Fund; (iii) assisting in the establishment and maintenance of customer accounts with the Fund; (iv) assisting in the maintenance of Fund records containing customer information; and (v) providing such other similar services as you may reasonably request to the extent that we are permitted to do so under applicable statutes, rules, or regulations. For such services, you agree to pay us an Investor Servicing Fee equal to 0.60% (on an annualized basis) of the aggregate value of outstanding Interests held by our customers, determined as of the last day of the calendar quarter (before any repurchases of Interests). We acknowledge and agree that you shall not be responsible for the payment of any such fee unless and until you have received reimbursement for such payment from the Fund and we agree to waive the payment of such fee until you have received payment from the Fund.

     In no transaction shall we have any authority to act as agent for the Fund or for you. We understand and agree that, as Distributor for the Interests, you are acting as a disclosed agent of the Fund and are not liable to the Fund for payment for purchases of Interests.

3. The minimum dollar purchase of Interests shall be the applicable minimum amount described in the then current applicable Prospectus and no order for less than such amount will be accepted hereunder. All purchase requests and applications submitted by us are subject to acceptance or rejection in the Fund's sole discretion. The Fund reserves the right, at its discretion and without notice, to suspend the sale of Interests or withdraw entirely the sale of Interests of any Fund.

4. We certify (a) that we are a member of the NASD and agree to maintain membership in the NASD or (b) in the alternative, that we are a foreign dealer not eligible for membership in the NASD or (c) a registered investment adviser. In any case, we agree to abide by all the rules and regulations of the SEC and the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will not sell or offer for sale Interests in any state or jurisdiction where they have not been qualified for sale. You will make available to us a current list of the jurisdictions in which the Interests are qualified for sale, but you shall have no obligation or responsibility to make Interests available for sale to our customers in any jurisdiction.


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         _____________________________________________________________

5. In ordering Interests of any Fund, we shall rely solely and conclusively on the representations contained in the Prospectus (or Preliminary Prospectus during the initial offering period) for such Fund. We agree that we shall not offer or sell Interests of any Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of Interests of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, a copy of the Prospectus (or Preliminary Prospectus during the initial offering period) and, upon request, the Statement of Additional Information (or preliminary Statement of Additional Information during any initial offering period) of the Fund involved; and unless otherwise agreed we shall promptly confirm in writing all Interest transactions of our customers. In connection with any repurchase offer for Interests, we agree to deliver or cause to be delivered to each customer to whom such offer is made, a copy of the repurchase offer notice. You agree to supply us with copies of the Prospectus (or Preliminary Prospectus during any initial offering period), Statement of Additional Information (or preliminary Statement of Additional Information during any initial offering period), annual and interim reports, proxy solicitation materials, repurchase offer notices and any such other information and materials relating to each Fund in reasonable quantities upon request.

6. Each Fund has filed with the SEC a Registration Statement (the "Registration Statement") on Form N-2. The date on which the Registration Statement is declared effective by the SEC is referred to herein as the "Effective Date." Prior to the Effective Date of the Registration Statement, we expressly agree and understand that:

     (a) Interests of the Fund may not be sold, nor may offers to buy be accepted, (i) prior to the Effective Date of the Registration Statement or (ii) in any state in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such state.

     (b) The Fund's Preliminary Prospectus, together with any sales material distributed for use in connection with the offering of Interests of such Fund, does not constitute an offer to sell or the solicitation of an offer to buy Interests of such Fund and is subject to completion and modification by the definitive Prospectus.

     (c) In the event that we transmit indications of interest to the Fund for accumulation prior to the Effective Date, we will be responsible for confirming such indications of interest with our customers in writing following the Effective Date. Indications of interest transmitted to the Fund prior to the Effective Date are subject to acceptance or rejection by the Fund in its sole discretion and are conditioned upon the occurrence of (i) the Effective Date and / or (ii) the registration or qualification of the Interests in the respective state.

     (d) Indications of interest with respect to Interests not cancelled by us prior to or on the later of (i) the Effective Date and / or (ii) the registration or qualification of the Interests in the respective state, and accepted by the Fund will be deemed by the Fund to be orders for Interests.

     (e) We agree that with respect to orders for Interests, we will transmit such orders received during the initial offering period to the Fund within the time period specified in the Preliminary Prospectus. We also agree to transmit any customer order received during the continuous offering period to the Fund prior to the time that the public offering price for the Fund is next determined after our receipt of such order as set forth in the Prospectus. There is no assurance that a Fund will engage in a continuous offering of Interests.

     (f) We agree to transmit to our customers any repurchase offer notices received from the Fund within the time period as specified in the Prospectus and to use our reasonable best efforts to transmit repurchase requests from our customers to the Fund or its transfer agent by the applicable repurchase request deadline.

     (g) All indications of interest and orders transmitted to the Fund are subject to the terms and conditions of the Fund's Prospectus and this Agreement and are subject to acceptance or rejection by the Fund in its sole discretion.

7. We shall not make representations concerning any Fund other than those contained in the Prospectus, in tender offer notices or in any promotional materials or sales literature furnished to us by you or the Fund. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, repurchase offer


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         _____________________________________________________________
     notices, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved by you in writing. We agree to be responsible for the proper instruction and training of all sales personnel employed or registered as a broker or sales representative with us, in order that the Interests will be offered in accordance with the terms and conditions of this Agreement, and all applicable laws, rules and regulations. We further agree to obtain from each customer to whom we sell Interests any taxpayer identification number certification required by Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder.

8. We will maintain all records required by law to be kept by us relating to transactions in Interests and, upon request by the Fund, promptly make available such records and other records to the Fund, its designee or you as the Fund or you may reasonably request.

9. The procedures relating to purchase orders and the handling thereof will be subject to the terms of the Prospectus involved and instructions received by us from you or the Transfer Agent from time to time. We will not present any conditional purchase orders, and we understand that no conditional orders will be accepted by the Fund or its agents. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers and that we will not make purchases for any securities dealer or broker. Further, we shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of Interests by us for our own bona fide investment.

10. Payment for purchases of Interests made by wire order from us shall be made directly to the Transfer Agent, as per the prospectus instructions, in an amount equal to the Current Offering Price per Interest being purchased. If such payment is not received at the customary or required time for settlement of the transaction, we understand that you reserve the right, without notice, forthwith, to cancel the sale, in which case we may be held responsible for any loss, including loss of profit, suffered by the Fund or you resulting from our failure to make the aforesaid payment.

11. On the settlement date of each transaction, we on behalf of our customers will remit the full purchase price, and our customer will be credited with an investment in the Interests of the Fund equal to such purchase price.

12. Your obligations to us under this Agreement are subject to all applicable provisions of any Underwriting Agreement entered into between you and the Fund. We understand and agree that in performing our services covered by this Agreement we are acting as agent for the customer, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith.

13. We hereby represent and warrant that: (a) we are a corporation, partnership, national association or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

14. We agree that you, your directors, officers, employees, Interestholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by us in connection with the performance of your obligations and duties under this Agreement, except a loss resulting from your willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by your reckless disregard thereof.

     Neither party may assert any cause of action against the other party under this Agreement that accrued more than two years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

     Each party shall have the duty to mitigate damages for which the other party may become responsible.


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


     Notwithstanding anything in this Agreement to the contrary, in no event shall you, your affiliates or any of your or their directors, officers, employees agents or subcontractors be liable to us under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity has been advised of the possibility of such damages.

15. We agree to indemnify you and hold you, your affiliates and the Fund and its affiliates (including all officers, trustees, directors, employees and agents thereof) (an "Indemnified Party") harmless from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney's fees) of any sort or kind which may be asserted against an Indemnified Party for which an Indemnified Party may be held liable in connection with this Agreement (a "Claim") unless such Claim resulted from a negligent act or omission to act or bad faith by you in the performance of your duties hereunder. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

16. We may terminate this Agreement by notice in writing to you, which termination shall become effective sixty (60) days after the date of mailing such notice to you. We agree that you have and reserve the right, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our violation of applicable state or Federal laws or rules and regulations of an authorized regulatory agencies will terminate this Agreement effective upon the date of your mailing notice to us of such termination. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of your right to enforce said provision thereafter. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

17. Notwithstanding anything in this Agreement to the contrary, we agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed hereunder is for the specific purpose of permitting us to perform the services set forth in this Agreement. We agree that, with respect to such information, it will comply with Regulation S-P and the Act and that we will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

18. At all times during which this Agreement is in effect, we will remain in compliance with all regulations to which we are subject issued under the USA PATRIOT Act, and NASD Rules and/or NYSE Rules (as applicable) relating thereto, including without limitation rules requiring us to implement an Anti-money Laundering Program and a Customer Identification Program ("CIP"). We will, upon your reasonable request not more than once each year, certify to you that we remain in compliance with such rules; specifically, that we (i) provide notice of our CIP to all new customers,
     (ii) obtain required identifying data elements for each customer, (iii) reasonably verify the identity of each new customer (using the data elements), (iv) take appropriate action with respect to persons the identities of whom we can't verify, and (v) retain all records for required time periods, each at least to an extent required by relevant USA PATRIOT Act regulation and NASD Rules and/or NYSE Rules, as applicable.

19. This Agreement shall become effective as of the date when it is executed and dated by you below and shall be in substitution of any prior agreement between you and us covering the Fund. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Delaware. This Agreement is not assignable or transferable, except that your firm may assign or transfer this Agreement to any successor firm or corporation which becomes the Distributor of the Fund.

                                               [NAME OF BROKER-DEALER]


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


                                        _____________________________________
                                      BY:
                                         ____________________________________

                                         ____________________________________
                                         Print Name and Title of Signatory

SEC Broker Dealer Res. No. ______;   NASD Firm CRD No. ______

REQUIRED: TAX IDENTIFICATION NUMBER: _____________________________________




Accepted:

PFPC DISTRIBUTORS, INC.


By:  _______________________________________________

Date:  _______day of___________,________



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



                          ASA HEDGED EQUITY FUND LLC
                          ASA DEBT ARBITRAGE FUND LLC
                          ASA MARKET NEUTRAL FUND LLC
                         ASA MANAGED FUTURES FUND LLC

                      INVESTOR ELIGIBILITY CERTIFICATION

This certificate relates to each of ASA Hedged Equity Fund LLC, ASA Debt Arbitrage Fund LLC, ASA Market Neutral Equity Fund LLC and ASA Managed Futures Fund LLC (each a "Company" and together the "Companies") and is given to you as broker with respect to a potential purchase of Interests.

I hereby certify that I am a natural person with, or I am signing on behalf of a company with, a net worth of more than $1,500,000 (if a natural person, together with assets held jointly with my spouse). If I am signing on behalf of a company, I further certify that (i) such company is not a private investment company,1 a registered investment company or a business development company or (ii) if such a company, each equity owner can make the certification in the preceding sentence. For purposes of this test, net worth is the fair market value of the assets that I (jointly with my spouse) or such company own(s) other than household effects, less all indebtedness and liabilities of any type (including joint liabilities with any other person). I agree to produce evidence to support the foregoing certification upon request.

In addition, I hereby confirm that I understand and agree that should I (or the company) purchase Interests, the following conditions will apply to the ownership and transfer of the Interests:

     (A) Interests may be held only through a broker, dealer or other financial intermediary that has entered into an agreement for the provision of shareholder services to a Company;

     (B) Interests may not be transferred, including by bequest, except to a person who has a net worth (if a natural person, together with assets held jointly with spouse) of more than $1,500,000, who agrees to hold his, her or its Interests through a broker, dealer or other financial intermediary that has entered into an agreement for the provision of shareholder services to a Company, and who agrees not to transfer the Interests except to another person who has a net worth (if a natural person, together with assets held jointly with spouse) of more than $1,500,000 and agrees to comply with the foregoing ownership and transfer restrictions; and

     (C) Upon any transfer of Interests in violation of the foregoing clauses
     (A) or (B), in addition to any other remedy that it may have, a Company will have the right (but not the obligation) to repurchase any such improperly transferred Interests.

I further certify that:



________________________
1 For this purpose, "private investment company" means a company that would be defined as an investment company under Section 3(a) of the 1940 Act but for the exception provided from the definition by Section 3(c)(1) of such Act (i.e., not more than 100 security owners).


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


     (A) I understand that it may be a violation of state and/or Federal law for me to provide this certification if I know that it is not true;

     (B) I have read the prospectus of the Companies, including the investor qualification and investor eligibility provisions contained therein;

     (C) I understand that an investment in a Company involves a considerable amount of risk and that some or all of my investment may be lost;

     (D) I understand that an investment in a Company is suitable only for investors who can bear the risks associated with the limited liquidity of the investment and should be viewed as a long-term investment;

     (E) I am aware of the Companies' limited provisions for transferability and withdrawal and have carefully read and understand the "Repurchases of Interests and Transfers" provision in the prospectus;

     (F) I understand that the Companies and their affiliates are relying on the certification and agreements made herein in determining my qualification and suitability for an investor in a Company; and

     (G) I understand that an investment in a Company is not appropriate for, and may not be acquired by, any person who cannot make this certification, and agree to indemnify Aspen Strategic Alliance LLC and its affiliates and hold harmless from any liability that it may occur as a result of this certification being untrue in any respect.

Amount Invested:    $ ____________

___________________________                             _______________
Signature                                               Date



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


PFPC Distributors, Inc.

Know Your Customer Questionnaire for Intermediaries



In response to the requirements of The Patriot Act, PFPC Distributors, Inc. is required to "Know Our Customers." We request your cooperation with compliance and ask you to complete in total the information below and return to PFPC with the executed agreement.

Thank you,
PFPC Distributors, Inc.

------------------------------------------------------------------------


  ______________________________________________
  Name of Institution

  ______________________________________________
  Taxpayer Identification Number

  ______________________________________________
  Type of Business

  ______________________________________________
  State in Which Corporation is Domiciled

  ______________________________________________
  Date of Incorporation

  ______________________________________________
  Regulatory Body with Oversight Authority

  ______________________________________________
  Other Information (or attachments noted)


------------------------------------------------------------------------



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



                             DEALER PROFILE SHEET

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1    Has signed dealer agreement been sent to distributor? Yes ____ or No _____
     Date sent:
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2    Dealer name:
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3    Dealer address:
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4    Dealer contact:
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5    Dealer phone number & fax number:
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                 QUESTIONS PRECEDED BY ** RELATE TO FUND\SERV
          IF NOT A FUND\SERV PARTICIPANT, PLEASE SKIP TO QUESTION #10
-------------------------------------------------------------------------------
**6  Is the dealer using Fund\Serv?   Yes ____ or No
     If yes, what is their NSCC Number?
     What is their alpha indicator?
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**7  Is the dealer using networking?  Yes ____ or   No
     If yes, when would they like to receive position files?  Choices are:
     ____ 1st & 3rd Friday  _____ 2nd & 4th Friday  _____ 1st & 3rd Thursday
     ____ 2nd & 4th Thursday
                Please note: Any additional position files are on an as requested basis. Please contact Broker Services at the 800 number listed below.
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**8  If using networking, indicate network level:
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**9  If another dealer is clearing for them, what is the other dealer's name:

     Address:


     NSCC number:
     Alpha indicator:
     Network level:
     Contact name:
     Contact phone:
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10   What is the address of the main office for mailing purposes of commission checks? (MAIN OFFICE ONLY)

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11   Will statements go to main office or branch? Main Office _______    Branch
-------------------------------------------------------------------------------
                PLEASE ATTACH A COMPLETE BRANCH AND REP LISTING
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12   Omnibus account?      Yes ____   or No

     If yes, how will you notify the transfer agent of the proper Blue Sky state information for the subaccounts? (I.E. a monthly report will be sent or trades will be placed with state information
     provided)_____________________
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                   Completed fact sheet to be forwarded to:
                            PFPC Distributors, Inc.
                   760 Moore Road, King of Prussia, PA 19406
-------------------------------------------------------------------------------


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